UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 9, 2013, Michael D. Fascitelli resigned as a member of the Board of Directors of Toys “R” Us, Inc. (the “Company”). The resignation of Mr. Fascitelli did not involve any disagreement with the Company. On May 10, 2013, the Board of Directors of the Company (the “Board”) appointed Joseph Macnow to the Board, effective as of May 10, 2013. Mr. Macnow, age 67, has served as Executive Vice President – Finance & Administration, Chief Financial Officer of Vornado Realty Trust (“Vornado”) since January 1998.

On May 9, 2013, Michael Ward resigned as a member of the Board. The resignation of Mr. Ward did not involve any disagreement with the Company. On May 10, 2013, the Board appointed Greg Why to the Board, effective as of May 10, 2013. Mr. Why, 46, has served as an Operating Partner at Bain Capital, LLC (“Bain”) since December 2009. From October 2006 until December 2009, Mr. Why served as an Executive Vice President at Bain.

Additionally, on May 10, 2013, the Board filled two vacancies on the Board by appointing Adam Waglay and Dan Guglielmone to the Board, effective as of May 10, 2013. Mr. Waglay, 30, has served as a Principal at Kohlberg Kravis Roberts & Co. (“KKR”) since July 2010. From July 2007 to July 2010, Mr. Waglay served as an Associate at KKR. Mr. Guglielmone, 46, has served as Senior Vice President of Vornado since September 2003.

On May 10, 2013, the Company announced the appointment of Antonio Urcelay as the interm Chief Executive Officer of the Company. Mr. Urcelay, 61, will also continue to serve in his current role as the President of Europe, which he has held since July 2010. Prior to this, he served as President of Continental Europe (Germany, Switzerland, Austria, France, Spain and Portugal) from August 2004 to July 2010. Effective as of May 10, 2013, Gerald L. Storch will no longer serve as the Company’s Chief Executive Officer but will continue to serve as Chairman of the Board. Additionally, the Company amended Mr. Urcelay’s employment agreement as follows: (i) to increase his severance payment to an aggregate amount equal to two (2) times the sum of (x) the base salary as in effect immediately prior to the date Mr. Urcelay’s employment is terminated (excluding the special temporary salary adjustment) and (y) the target annual bonus amount for the fiscal year in which his employment was terminated, if his employment was terminated by the Company other than for his gross misconduct or his violation of the Company’s Code of Ethical Standards and Business Practices and Conduct, or if Mr.Urcelay terminates his employment due to a relocation of his office outside of the Madrid, Spain area, (ii) to increase the duration of his non-competition period from eighteen (18) months to twenty four (24) months and (iii) to provide Mr. Urcelay the right, upon retirement (no sooner than May 10, 2014), to sell back to the Company at fair market value his shares of the Company’s common stock which were granted to him (including the shares of common stock to be issued pursuant to a cashless exercise of options) at the rate of 25% per year for a 4 year period, subject to an initial 6 month holding period following an option exercise.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc. (Registrant)

Date: May 10, 2013	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President – Chief Financial Officer

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